Exhibit 32.1

CERTIFICATION OF CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER

PURSUANT TO 18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

The undersigned, Aidan Sullivan, the Executive Chairman, President, Chief Executive Officer, Principal Executive Officer and a director of i-level Media Group Incorporated, and Don Chen, the Treasurer and Chief Financial Officer of i-level Media Group Incorporated, each hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to his knowledge, the Quarterly Report on Form 10-QSB of i-level Media Group Incorporated, for the quarterly period ended September 30, 2007, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and that the information contained in the Quarterly Report on Form 10-QSB fairly presents in all material respects the financial condition and results of operations of i-level Media Group Incorporated.

Date:  November 13, 2007.
"Aidan Sullivan" Aidan Sullivan Executive Chairman, President Chief Executive Officer, Principal Executive Officer and a director
"Don Chen" Don Chen Treasurer and Chief Financial Officer

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signatures that appear in typed form within the electronic version of this written statement required by Section 906, has been provided to i-level Media Group Incorporated and will be retained by i-level Media Group Incorporated and furnished to the Securities and Exchange Commission or its staff upon request.

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